Exhibit 10.1
FORM OF RESTRICTED STOCK AWARD AGREEMENT

This Restricted Stock Award Agreement (this “Agreement”) is made and entered into as of ###GRANT_DATE### (the “Grant Date”) by and between WillScot Holdings Corporation, a Delaware corporation (the “Company”), and ###PARTICIPANT_NAME### (the “Participant”). This Agreement is being entered into pursuant to the WillScot Mobile Mini Holdings Corp. 2020 Incentive Award Plan (the “Plan”). Capitalized terms used in this Agreement but not defined herein will have the meaning ascribed to them in the Plan.
1.Grant of Restricted Stock. Pursuant to Section 9 of the Plan, the Company hereby issues to the Participant on the Grant Date an Award consisting of, in the aggregate, ###TOTAL_AWARDS### Common Shares, subject to the terms and conditions set forth in this Agreement and the Plan (the “Restricted Stock”).
2.Consideration. The grant of the Restricted Stock is made in consideration of the employment or services to be rendered by the Participant to the Company.
3.Vesting. Except as otherwise provided herein or in the Plan, provided that the Participant remains in continuous employment or service through the applicable vesting date, the Restricted Stock will vest in accordance with the schedule set forth in the chart below (the period during which restrictions apply, the “Restricted Period”).
###VEST_SCHEDULE_TABLE###
4.Termination of Service; Change in Control.
4.1Forfeiture. Notwithstanding the vesting schedule above, if the Participant’s employment or service terminates for any reason other than death or Disability (as described in Section 4.2) at any time before all of the Restricted Stock has vested, the Participant’s unvested Restricted Stock shall be automatically forfeited upon such termination of employment or service and neither the Company nor any Affiliate shall have any further obligations to the Participant under this Agreement. Notwithstanding any provision of this Agreement or the Plan to the contrary:
(a)In the case of a Participant who is an employee, if the Participant experiences a Qualifying Termination on or within the 12-month period following the consummation of the Change in Control, any Restricted Period in effect on the date of such Qualifying Termination shall expire as of such date and any unvested Restricted Stock shall vest.
(b)In the case of a Participant who is an Eligible Director, upon the occurrence of a Change in Control, any Restricted Period in effect on the date of the Change in Control shall expire as of such date and any unvested Restricted Stock shall vest.
4.2Death or Disability. In the event that the Participant’s employment or service terminates due to the Participant’s death or Disability (as defined herein), provided the Participant could not be terminated for Cause at such time, the Participant shall become fully vested in his or her Restricted Stock and the Restricted Period shall expire. For purposes of this Agreement, the Participant is considered to have terminated employment or service due to “Disability” if:

(a)In the case of a Participant who is an employee, the Participant’s termination of employment occurs on or following the date the Participant is determined to be disabled under the long-term disability plan maintained by the Company or its Affiliate in which the Participant participates.
(b)In the case of a Participant who is an Eligible Director, the Participant’s termination of service occurs on or following the date the Participant is determined to be either (a) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (b) totally disabled by the Social Security Administration.
5.Restrictions. Subject to any exceptions set forth in this Agreement or the Plan, during the Restricted Period, the Restricted Stock or the rights relating thereto may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant. Any attempt to assign, alienate, pledge, attach, sell or otherwise transfer or encumber the Restricted Stock or the rights relating thereto during the Restricted Period shall be wholly ineffective and, if any such attempt is made, the Restricted Stock will be forfeited by the Participant and all of the Participant’s rights to such shares shall immediately terminate without any payment or consideration by the Company.
6.Rights as Shareholder; Dividends.
6.1The Participant shall be the record owner of the Restricted Stock until the Common Shares are sold or otherwise disposed of, and shall be entitled to all of the rights of a shareholder of the Company including, without limitation, the right to vote such shares and receive all dividends or other distributions paid with respect to such shares. If the Participant forfeits any rights he or she has under this Agreement, the Participant shall, on the date of such forfeiture, no longer have any rights as a shareholder with respect to the Restricted Stock and shall no longer be entitled to vote or receive dividends on such shares. To the extent shares of Restricted Stock are forfeited, any share certificates issued to the Participant evidencing such shares shall be returned to the Company, and all rights of the Participant to such shares and as a shareholder with respect thereto shall terminate without further obligation on the part of the Company.
6.2Upon the grant of the Restricted Stock, the Company may evidence the Participant’s interest by using a book entry in a restricted account with the Company’s transfer agent. If the Committee determines that the Restricted Stock shall be held by the Company or in escrow rather than held in such restricted account pending the release of the applicable restrictions, the Committee may require the Participant to additionally execute and deliver to the Company (i) an escrow agreement satisfactory to the Committee, if applicable, and (ii) the appropriate share power (endorsed in blank) with respect to the Restricted Stock covered by such agreement. If the Participant fails to execute an agreement evidencing an Award of Restricted Stock and, if applicable, an escrow agreement and blank share power within the amount of time specified by the Committee, the Award shall be null and void.
6.3Upon the expiration of the Restricted Period, if an escrow arrangement is used, the Company shall deliver to the Participant, or his or her beneficiary, without charge, the share certificate evidencing the shares of Restricted Stock that have not then been forfeited and with respect to which the Restricted Period has expired (rounded down to the nearest full share). Dividends, if any, that may have been withheld by the Committee and attributable to any particular share of Restricted Stock shall be distributed to the Participant in cash or, at the sole discretion of the Committee, in Common Shares having a fair market value equal to the amount of such dividends, upon the release of restrictions on such share and, if such share is forfeited, the Participant shall have no right to such dividends.
7.No Rights to Continued Service/Employment. Neither the Plan nor this Agreement shall confer upon the Participant any right to be retained in any position, as an employee, consultant or director of the Company or any Affiliate. Further, nothing in the Plan or this Agreement shall be construed to limit the discretion of the Company or an Affiliate to terminate the Participant’s employment or service with the Company or an Affiliate at any time, with or without Cause.
8.Adjustments. In the event of any change to the outstanding Common Shares or the capital structure of the Company (including, without limitation, a Change in Control), if required, the Common Shares shall be adjusted or terminated in any manner as contemplated by Section 12 of the Plan.
9.Beneficiary Designation. The Participant may file with the Committee a written designation of one or more persons as the beneficiary(ies) who shall be entitled to his or her rights under this Agreement and the Plan, if any, in case of his or her death, in accordance with Section 16(f) of the Plan.
10.Tax Liability and Withholding.
10.1The Participant shall be required to pay to the Company, and the Company shall have the right to withhold from any cash, Common Shares, other securities or other property deliverable under this Agreement or from any compensation or other amounts owing to the Participant, the amount of any required withholding taxes in respect of the Restricted Stock. The Committee may permit the Participant to satisfy any federal, state or local tax withholding obligation by any of the following means, or by a combination of such means of the Plan, (a) tendering a cash payment, (b) authorizing the Company to withhold Common Shares from the Common Shares that are otherwise vesting hereunder (provided, however, that no Common Shares shall be withheld with a value exceeding the maximum amount of tax required to be withheld by law), or (c) delivering to the Company previously owned and unencumbered Common Shares.
10.2Notwithstanding any action the Company takes with respect to any or all income tax, social insurance, payroll tax, or other tax-related withholding (“Tax-Related Items”), the ultimate liability for all Tax-Related Items is and remains the Participant’s responsibility and the Company (a) makes no representation or undertakings regarding the treatment of any Tax-Related Items in connection with the grant or vesting of the Restricted Stock or the subsequent sale of any shares; and (b) does not commit to structure the Restricted Stock to reduce or eliminate the Participant’s liability for Tax-Related Items.
11.Section 83(b) Election. The Participant may make an election under Code Section 83(b) (a “Section 83(b) Election”) with respect to the Restricted Stock. Any such election must be made within thirty (30) days after the Grant Date. If the Participant elects to make a Section 83(b) Election, the Participant shall provide the Company with a copy of an executed version and satisfactory evidence of the filing of the executed Section 83(b) Election with the US Internal Revenue Service. The Participant agrees to assume full responsibility for ensuring that the Section 83(b) Election is actually and timely filed with the US Internal Revenue Service and for all tax consequences resulting from the Section 83(b) Election.
12.Compliance with Law. The issuance and transfer of Common Shares shall be subject to compliance by the Company and the Participant with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Common Shares may be listed. No Common Shares shall be issued or transferred unless and until any then applicable requirements of state or federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel. The Participant understands that the Company is under no obligation to register the Common Shares with the Securities and Exchange Commission, any state securities commission or any stock exchange to effect such compliance.
13.Legends. A legend may be placed on any certificate(s) or other document(s) delivered to the Participant indicating restrictions on transferability of the shares of Restricted Stock pursuant to this Agreement or any other restrictions that the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any applicable federal or state securities laws or any stock exchange on which the Common Shares are then listed or quoted.
14.Notices. Any notice required to be delivered to the Company under this Agreement shall be in writing and addressed to the Vice President – Human Resources of the Company at its principal corporate offices. Any notice required to be delivered to the Participant under this Agreement shall be in writing and addressed to the Participant at the Participant’s address as shown in the records of the Company. Either party may designate another address in writing (or by such other method approved by the Company) from time to time.
15.Governing Law. This Agreement will be construed and interpreted in accordance with the laws of the State of New York without regard to conflict of law principles.
16.Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by the Participant or the Company to the Committee (excluding the Participant if the Participant serves on the Committee) for review. The resolution of such dispute by the Committee shall be final and binding on the Participant and the Company.
17.Participant Bound by Plan. This Agreement is subject to all terms and conditions of the Plan as approved by the Company’s shareholders. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.
18.Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon the Participant and the Participant’s beneficiaries, executors, administrators and the person(s) to whom the Restricted Stock may be transferred by will or the laws of descent or distribution.
19.Severability. The invalidity or unenforceability of any provision of the Plan or this Agreement shall not affect the validity or enforceability of any other provision of the Plan or this

Agreement, and each provision of the Plan and this Agreement shall be severable and enforceable to the extent permitted by law.
20.Discretionary Nature of Plan. The Plan is discretionary and may be amended, cancelled or terminated by the Company at any time, in its discretion. The grant of the Restricted Stock in this Agreement does not create any contractual right or other right to receive any Restricted Stock or other Awards in the future. Future Awards, if any, will be at the sole discretion of the Company. Any amendment, modification, or termination of the Plan shall not constitute a change or impairment of the terms and conditions of the Participant’s employment or service with the Company.
21.Amendment. The Committee has the right to amend, alter, suspend, discontinue or cancel the Restricted Stock, prospectively or retroactively; provided that no such amendment shall adversely affect the Participant’s material rights under this Agreement without the Participant’s consent.
22.No Impact on Other Benefits. The value of the Participant’s Restricted Stock is not part of his or her normal or expected compensation for purposes of calculating any severance, retirement, welfare, insurance or similar benefit.
23.Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.
24.Acceptance. The Participant hereby acknowledges receipt of a copy of the Plan and this Agreement. The Participant has read and understands the terms and provisions thereof, and accepts the Restricted Stock subject to all of the terms and conditions of the Plan and this Agreement. The Participant acknowledges that there may be adverse tax consequences upon the grant or vesting of the Restricted Stock or disposition of the shares and that the Participant should consult a tax advisor prior to such grant, vesting or disposition.
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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

WILLSCOT HOLDINGS CORPORATION
By: Felicia Gorcyca Name: Felicia Gorcyca Title: Chief Human Resources Officer
###PARTICIPANT_NAME###
By: _____________________ Name: ###PARTICIPANT_NAME### Grant Acceptance Date: ###ACCEPTANCE_DATE###